UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 28, 2008

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 West Broadway, Suite 1
Council Bluffs, Iowa 51501
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

URON INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2008, the Company’s board of directors authorized and directed a change in the Company’s name from URON Inc. to Western Capital Resources, Inc. The name change was made effective by filings made with the Minnesota Secretary of State on July 29, 2008. A copy of the Articles of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1, and is incorporated herein by this reference.

Item 5.05.   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective July 28, 2008, the Company’s board of directors adopted an amended and restated Code of Ethics. The Company’s Code of Ethics have been amended and restated primarily to make it applicable to all employees of the Company, not just management. A copy of the amended and restated Code of Ethics is attached hereto as Exhibit 14.1, and is incorporated herein by this reference.

Item 8.01 Other Events.

On July 29, 2008, Western Capital Resources, Inc. published the press release attached hereto as Exhibit 99.1, which is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description
	3.1	Articles of Amendment to the Articles of Incorporation.
	14.1	Amended and Restated Code of Ethics.
	99.1	Press Release dated July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.: (Registrant)

Date: July 29, 2008	By:	/s/ Christopher Larson

Christopher Larson, Chief Executive Officer